UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: May 29, 2015
(Date of earliest event reported)
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Papa Murphy’s Holdings, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or Other Jurisdiction of Incorporation or Organization)	001-36432 (Commission File Number)	27-2349094 (IRS Employer Identification No.)

8000 NE Parkway Drive, Suite 350 Vancouver, WA (Address of principal executive offices)	98662 (Zip Code)

(360) 260-7272
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
On Friday, May 29, 2015, Papa Murphy's Holdings, Inc. (the "Company") held its 2015 Annual Meeting of Stockholders (the "Annual Meeting"). At the Annual Meeting, 15,752,594 shares of common stock were represented in person or by proxy, which constituted 92.97 percent of the 16,943,654 shares of the Company's common stock outstanding and entitled to vote at the meeting as of April 1, 2015, the record date of the Annual Meeting, and a quorum. At the Annual Meeting, the Company's stockholders elected each of the three director nominees and ratified the appointment of Moss Adams LLP as the Company's independent registered public accounting firm for the fiscal year ending December 28, 2015. A description and the voting results for each proposal are set forth below.

1.	Election of Directors
Proposal one was the election of three nominees to serve as Class I directors of the Company until the 2018 Annual Meeting of Stockholders or until their successors are duly elected and qualified. The result of the vote was as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Jean M. Birch	13,137,922	84,171	2,530,501
Rob Weisberg	13,136,968	85,125	2,530,501
Jeffrey B. Welch	13,137,133	84,960	2,530,501

2.	Ratification of appointment of independent registered public accounting firm
Proposal two was the ratification of the appointment of Moss Adams LLP as the Company's independent registered public accounting firm for the fiscal year ending December 28, 2015. The result of the vote was as follows:

Votes For	Votes Against	Abstentions
15,707,274	31,213	14,107

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAPA MURPHY’S HOLDINGS, INC.

By:	/s/ Mark Hutchens
Name: Mark Hutchens
Title: Chief Financial Officer

Date: June 2, 2015